Equinix CEO Steve Smith Resigns; Executive Chairman and Former CEO Peter Van Camp Appointed Interim CEO

REDWOOD CITY, Calif., Jan. 25, 2018 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced that CEO Steve Smith has made the difficult decision to resign as CEO, and from the Equinix Board of Directors, after exercising poor judgment with respect to an employee matter. The Equinix Board of Directors, in the best interests of the company, has accepted his resignation and appointed Executive Chairman Peter Van Camp interim CEO of the company, effective immediately. The Board will commence a formal process to appoint a new CEO.

"The Board gave this matter the deepest consideration and recognizes the many contributions Steve made over the past eleven years to achieve the global scale, reach and market leadership the company enjoys today. He has worked hard to grow and sustain the business, and we greatly appreciate his efforts," said Van Camp. "I also want to emphasize that this action was not related to the company's operational performance or financial condition, both of which remain strong. The Board and leadership team remain fully committed to the strategy."

Van Camp has been with Equinix in key roles for more than 17 years. Van Camp served as CEO of Equinix for seven years (2000 to 2007). Since 2007, he has served as executive chairman of the Equinix Board of Directors. During his tenure, Van Camp has remained highly engaged in the day-to-day business and has played an active role in every major decision the company has made. Van Camp will retain his Executive Chairman responsibilities during the interim period.

Added Van Camp, "The company is well-positioned strategically, with tremendous depth at the leadership level and a passionate team that will guide the business and continue to drive the performance of the company. With our 2018 strategy and plan securely in place, we are well-positioned to capitalize on the role Equinix plays in helping companies evolve from their traditional business practices to the digital world by globally interconnecting with the people, locations, cloud services and data critical to their operations."

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. In 48 markets worldwide, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies. www.equinix.com/

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix is a registered trademarks of Equinix, Inc.

CONTACT: Equinix Press Contact (Global), David Fonkalsrud, +1 (650) 598-6240, dfonkalsrud@equinix.com; Michelle Lindeman, +1 (650) 598-6361, mlindeman@equinix.com; Equinix Investor Relations Contacts, Katrina Rymill, +1 (650) 598-6583, krymill@equinix.com; Chip Newcom, +1 (650) 598-6262, cnewcom@equinix.com